Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of ClearBridge All Cap Value Fund (formerly, Legg Mason ClearBridge Fundamental All Cap Value Fund), a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
January 22, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of ClearBridge International Small Cap Fund (formerly, ClearBridge International Small Cap Opportunity Fund), a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
January 22, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of Clearbridge Small Cap Value Fund (formerly, Legg Mason ClearBridge Small Cap Value Fund), a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
January 22, 2014